                                                                     EXHIBIT 4.4

CUSIP: 529529 12 5                                             WARRANT NO. LW-__

         [The following legend is to be inserted only upon issuance or transfer of the warrant to an affiliate of the Company or upon receipt by the Warrant Agent of documentation from the Company stating that the holder is believed to be an affiliate of the Company:

         THIS WARRANT AND ANY SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION. THIS WARRANT SHALL NOT BE TRANSFERRED OR PLEDGED EXCEPT IN ACCORDANCE WITH SECTION 9 HEREOF.]

         THIS WARRANT, AND THE NOTE ATTACHED HERETO, SHALL CONSTITUTE A UNIT. THIS WARRANT WILL NOT BE DETACHABLE FROM THE NOTE UNTIL AUGUST 1, 2005, AND THIS WARRANT AND THE NOTE WILL ONLY BE TRANSFERABLE AS A UNIT PRIOR TO THAT TIME. IF THE NOTE IS REDEEMED BY THE COMPANY PRIOR TO AUGUST 1, 2005, THIS WARRANT WILL REVERT TO THE COMPANY FOR NO FURTHER CONSIDERATION AND WILL BE CANCELED. THE UNIT MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, HYPOTHECATED, MORTGAGED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 9 HEREOF.

                         LEXINGTON PRECISION CORPORATION

                        WARRANT TO PURCHASE COMMON STOCK

                               ($3.50 Per Share*)

         This certifies that, for value received, __________ (the "holder") is entitled to subscribe for and purchase up to __________ shares* of fully paid and nonassessable Common Stock of Lexington Precision Corporation, a Delaware corporation (the "Company"), at the price specified in Section 2 (the "Warrant Price"), subject to the provisions and upon the terms and conditions hereinafter set forth.

         This Warrant is issued under and in accordance with a Warrant Agent Agreement dated as of December 18, 2003, between the Company and Wilmington Trust Company, as Warrant Agent (the "Warrant Agent Agreement"), and is subject to the terms and provisions contained in the Warrant Agent Agreement. By acceptance of this Warrant the Holder hereof consents to all the terms and provision contained in the Warrant Agent Agreement. A copy of the

--------
* Subject to adjustment from time to time pursuant to the provisions of
Section 5.

Warrant Agent Agreement may be obtained by the Holder of the Warrant upon written request to the Warrant Agent.

         As used herein, the term "Common Stock" shall mean the Company's presently authorized Common Stock, par value $0.25 per share, as adjusted from time to time in accordance with Section 5.

                  SECTION 1. TERM OF WARRANT. The purchase right represented by this Warrant is exercisable, in whole or in part, at any time subsequent to 9:30 a.m., New York City Time, on or after August 1, 2005 (the "Detachment Date"), and prior to 5:00 p.m., New York City Time, on August 1, 2009; provided, however, that if the 12% Senior Subordinated Note of the Company (the "Note") with which this Warrant comprises a Unit or the 13% Junior Subordinated Note of the Company (the "Junior Note") with which this Warrant comprises a Junior Note Unit issued in connection with an exchange offer (the "Exchange Offer") made pursuant to the Company's Offering Circular Supplement dated September 18, 2003, as amended or supplemented, is redeemed prior to the Detachment Date, this Warrant shall revert to the Company for no further consideration.

                  SECTION 2. WARRANT PRICE. The Warrant Price is $3.50 per share, as adjusted from time to time pursuant to the provisions of Section 5; provided, however, that in no event shall the Warrant Price be less than the par value of the Company's presently authorized Common Stock.

                  SECTION 3. METHOD OF EXERCISE; PAYMENT; ISSUANCE OF NEW
WARRANT.

                  (a) Subject to Section 1 and Section 8, the purchase right represented by this Warrant may be exercised by the holder, in whole or in part, by the surrender of this Warrant together with the Notice of Exercise and the Investment Representation Statement, each completed and duly executed in the form attached hereto as Exhibit A and Exhibit B, respectively, to the Company at the principal office of the Warrant Agent and by the payment to the Warrant Agent, for the account of the Company, by certified check or wire transfer of federal or other immediately available funds, of an amount equal to the then applicable Warrant Price per share multiplied by the number of shares then being purchased.

                  (b) The Company and Warrant Agent agree that the shares so purchased shall be deemed to be issued to the holder as the record owner of such shares as of the close of business on the date on which this Warrant, together with the completed and duly executed Notice of Exercise and the Investment Representation Statement, shall have been surrendered and payment made for such shares as aforesaid. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of Common Stock so purchased shall be delivered to the holder promptly thereafter and, unless this Warrant has been fully exercised or expired, a new Warrant representing the unexercised and unexpired portion of this Warrant, shall also be issued to the holder promptly.

                  SECTION 4. STOCK FULLY PAID; RESERVATION OF SHARES. All shares of Common Stock that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and nonassessable, and free from all taxes, liens, and charges with respect to the issue thereof, other than restrictions upon transfer referred to herein or required under applicable federal or state securities laws. During the period within which the rights represented by this Warrant may be exercised, the Company will, at all times, have authorized and reserved for the purpose of the issuance upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

                  SECTION 5. ADJUSTMENT OF PURCHASE PRICE AND NUMBER OF SHARES. The kind of securities purchasable upon the exercise of this Warrant, the Warrant Price, and the number of shares purchasable upon exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events as follows:

                  (a) Reclassification, Consolidation, or Merger. In case of any reclassification or change of outstanding securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation, other than a merger with another corporation in which the Company is the continuing corporation and that does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant, or in case of any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation, as the case may be, and the Warrant Agent shall execute a new Warrant, providing that the holder of this Warrant shall have the right to exercise such new Warrant and procure upon such exercise, in lieu of each share of Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money, and/or property receivable upon such reclassification, change, consolidation, merger, or sale by a holder of one share of Common Stock. Such new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 5. The provisions of this Section 5(a) shall similarly apply to successive reclassifications, changes, consolidations, mergers, and sales.

                  (b) Subdivision or Combination of Shares. If, at any time while this Warrant remains outstanding and unexpired, the Company shall subdivide or combine its Common Stock, the Warrant Price shall be proportionately decreased in the case of a subdivision or increased in the case of a combination.

                  (c) Stock Dividends. If, at any time while this Warrant remains outstanding and unexpired, the Company shall pay a dividend with respect to Common Stock payable in, or make any other distribution to holders of Common Stock (except any distribution specifically provided for in Section 5(a) or Section 5(b)) of, additional shares of Common Stock, the Warrant Price shall be adjusted, from and after the record date for the determination of stockholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such record date by a fraction (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and
(ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution and the number of shares of Common Stock purchasable upon the exercise of the rights represented by this Warrant shall be adjusted by dividing the number of shares of Common Stock purchasable immediately prior to such record date by the same fraction. In the case of issuance of shares of Common Stock as a dividend, the shares shall be deemed to have been issued at the close of business on the dividend record date. If no dividend record date is fixed, the day on which the Board of Directors of the Company adopts the resolution authorizing the dividend shall be treated as the dividend record date.

                  SECTION 6. NOTICE OF ADJUSTMENTS. Whenever the Warrant Price shall be adjusted pursuant to Section 5, the Company shall prepare promptly a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, the Warrant Price after giving effect to such adjustment and the number of shares then purchasable upon exercise of this Warrant, and shall cause copies of such certificate to be mailed (by first class mail, postage prepaid) to the Warrant Agent and to the holder at the addresses specified in Section 10(d), or at such other address as may be provided to the Company in writing by the holder.

                  SECTION 7. FRACTIONAL SHARES. The Company shall not be required to issue any fractional shares of Common Stock in connection with any exercise hereunder. In the event the Company elects not to issue such fractional shares, the Company shall make a cash payment in lieu of such fractional shares upon the basis of the Warrant Price then in effect.

                  SECTION 8. COMPLIANCE WITH SECURITIES ACT. The holder, by acceptance hereof, agrees that (a) the shares of Common Stock issuable upon exercise hereof and, (b) this Warrant are being acquired solely for the holder's own account and not as a nominee for any other party, for investment purposes only, and that it will not offer, sell, assign, transfer, pledge, hypothecate, mortgage, encumber, or otherwise dispose of any of the shares of Common Stock issuable upon exercise hereof or, if the holder is an "affiliate" (as defined in Rule 144(a) promulgated under the Securities Act of 1933, as amended (the "Act")) of the Company, this Warrant except under circumstances that will not result in a violation of the Act, or any applicable state securities laws. Upon exercise of this Warrant, the holder shall, if requested by the Company or the Warrant Agent, confirm in writing, in a form satisfactory to the Company and the Warrant Agent, that the shares of Common Stock so purchased are being acquired solely for the holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale in any transaction that would be in violation of the Act or any applicable state securities laws, subject, however, to the disposition of the holder's property being at all times within their control. All shares of Common Stock issued upon exercise of this Warrant (unless registered under the Act) shall be stamped or imprinted with a legend substantially in the following form:

                  THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR RECEIPT OF

                  A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION STATING THAT SUCH REGISTRATION IS NOT REQUIRED. THIS SECURITY AND ANY SECURITY RECEIVED UPON THE EXERCISE HEREOF SHALL NOT BE TRANSFERRED OR PLEDGED EXCEPT IN ACCORDANCE WITH SECTION 9 OF A CERTAIN WARRANT ISSUED BY THE COMPANY AS OF DECEMBER 18, 2003.

                  SECTION 9. TRANSFER.

                  (a) The holder shall not offer, sell, assign, transfer, pledge, hypothecate, mortgage, encumber, or otherwise dispose of (a) all or any of the securities issuable upon exercise of this Warrant, or (b) if the holder is an affiliate of the Company, this Warrant, except in compliance with applicable federal and state securities laws (including the delivery by the transferor and the transferee of investment representation letters and legal opinions reasonably satisfactory to the Company and the Warrant Agent, if such are requested by the Company or the Warrant Agent).

                  (b)      Subject to compliance with the terms of Section 8 and
Section 9(a), this Warrant and all rights hereunder are transferable, in whole or in part, at the office of the Warrant Agent by the holder in person or by its duly authorized attorney, upon surrender of this Warrant properly endorsed; provided, however, that prior to August 1, 2005, this Warrant shall only be transferable together with the Note or Junior Note with which this Warrant comprises a Unit or a Junior Note Unit, respectively issued in connection with the Exchange Offer. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed in blank, shall be deemed negotiable; provided, however, that the last holder of this Warrant, as registered on the warrant register (the "Warrant Register") maintained by the Warrant Agent, may be treated by the Company, the Warrant Agent, and all other persons dealing with this Warrant as the absolute owner hereof for any purposes and as the person entitled to exercise the rights represented by this Warrant, any notice to the contrary notwithstanding, unless and until such holder seeks to transfer registered ownership of this Warrant on the Warrant Register and such transfer is effected.

                  SECTION 10. MISCELLANEOUS.

                  (a) No Rights as Stockholder. No holder of a Warrant shall be entitled to vote or receive dividends on or be deemed for any other purpose the holder of any Common Stock or any other securities of the Company that may at any time be issuable upon the exercise hereof, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights, or otherwise until this Warrant shall have been exercised and the shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

                  (b) Replacement. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of loss, theft, or destruction, upon delivery of an indemnity agreement or bond reasonably satisfactory in form and amount to the Company or, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, and the Warrant Agent will countersign, in lieu of this Warrant, a new Warrant of like tenor.

                  (c)      Notice of Capital Changes. In the event:

                           (i)      The Company shall declare any dividend or
distribution payable to the holders of its Common Stock;

                           (ii)     There shall be any capital reorganization or
reclassification of the capital stock of the Company, or any consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation or business organization; or

                           (iii)    There shall be a voluntary or involuntary
dissolution, liquidation, or winding up of the Company; then, in any one or more of said cases, the Company shall give the holder and the Warrant Agent written notice, in the manner set forth in Section 10(d), of the date on which a record shall be taken for such dividend or distribution or for determining stockholders entitled to vote upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up and of the date on which any such transaction shall take place, as the case may be. Such written notice shall be given at least 20 days prior to the transaction in question and not less than 10 days prior to the record date in respect thereof.

                  (d) Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by a nationally recognized overnight courier, as follows:

                  If to the Company:

                           Lexington Precision Corporation
                           767 Third AVE
                           New York, NY 10017
                           Attention: President

                  If to the holder:

                           at the address of the registered
                           holder then maintained on the Warrant
                           Register.

                  If to the Warrant Agent:

                           (i)      by registered or certified mail:

                           Wilmington Trust Company
                           DC-1615
                           Reorg Services
                           P.O. Box 8861
                           Wilmington, DE 19899-8861
                           Attention: Aubrey Rosa

                           (ii)     by hand delivery or overnight courier:

                           Wilmington Trust Company
                           Reorg Services
                           1100 North Market ST
                           Rodney Square North
                           Wilmington, DE 19890-1615
                           Attention: Aubrey Rosa

All such notices (other than notices of exercise of this Warrant, which shall be deemed to have been received only upon actual receipt thereof by the Warrant Agent) and communications shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of a nationally recognized overnight courier, on the next business day after the date when sent, and (iii) in the case of mailing, on the third business day following the date on which the piece of mail containing such communication has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

                  (e) No Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions in this Warrant.

                  (f) Governing Law. Except to the extent that the General Corporation Law of the State of Delaware may govern this Warrant by virtue of the fact that the Company is incorporated under the laws of the State of Delaware, this Warrant shall be governed by and construed under the laws of the State of New York without regard to its conflict of laws rules or principles.

                  (g) Countersignature. This Warrant shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officers thereunto duly authorized.

Dated: December __, 2003

                                        LEXINGTON PRECISION CORPORATION

                                        By:__________________________________
                                        Name:________________________________
                                        Title: ______________________________

                                                         - and -

                                        By:__________________________________
                                        Name:________________________________
                                        Title: ______________________________

COUNTERSIGNED:

WILMINGTON TRUST COMPANY
as Warrant Agent

By:  ____________________________
Name: ___________________________
Title: __________________________

                                   Exhibit A to Warrant to Purchase Common Stock

                               NOTICE OF EXERCISE

TO:      Lexington Precision Corporation

                  1. The undersigned hereby elects to purchase ________ shares of the Common Stock of Lexington Precision Corporation pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

                  2. Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

                             ______________________
                                     (Name)

                             ______________________
                             ______________________
                                    (Address)

                  3. The undersigned represents that the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.

_____________________________                      _____________________________
            (Date)                                 (Name of Warrant Holder)

                                                   By:__________________________

                                                   Title:_______________________

                                   Exhibit B to Warrant to Purchase Common Stock

                       INVESTMENT REPRESENTATION STATEMENT

                  The undersigned hereby represents to Lexington Precision Corporation (the "Company") and to Wilmington Trust Company, as Warrant Agent, as follows:

                  The securities to be received upon the exercise of the Warrant to which this Statement is an exhibit (the "Warrant") will be acquired for investment for its own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and the undersigned has no present intention of offering, selling, granting participation in, or otherwise distributing the same in any transaction that would be in violation of applicable federal or state securities laws, but subject to any requirement of law that the disposition of its property shall at all times be within its control. By executing this Statement, the undersigned further represents that it does not have any contract, undertaking, agreement, or arrangement with any person to offer, sell, transfer, grant participations in, or otherwise distribute to such person or to any third person any securities issuable upon exercise of the Warrant.

                  The undersigned acknowledges that the securities issuable upon exercise of the Warrant at the time of issuance may not be registered under the Securities Act of 1933, as amended (the "Act"), or any applicable state securities laws on the ground that the issuance of such securities is exempt pursuant to Section 4(2) of the Act and state law exemptions relating to offers and sales not by means of a public offering, and that the Company's reliance on such exemptions is predicated on the undersigned's representations set forth herein. The undersigned represents that it is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Act as presently in effect or a "qualified institutional buyer" within the meaning of Rule 144A under the Act as presently in effect.

                  The undersigned agrees that in no event will it make a disposition of any securities acquired upon the exercise of the Warrant unless and until (a) it shall have notified the Company of the proposed disposition and shall have furnished to the Company a statement of the circumstances surrounding the proposed disposition, and (b) it shall have furnished the Company with an opinion of counsel satisfactory to the Company to the effect that (i) appropriate action necessary for compliance with the Act and any applicable state securities laws has been taken and an exemption from the registration requirements of the Act and such laws is available, and (ii) the proposed transfer will not violate any of said laws.

                  The undersigned acknowledges that an investment in the Company is highly speculative and represents that it is able to fend for itself in the transactions contemplated by this Statement, that it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of their investments, and that it has the ability to bear the economic risks (including the risk of a total loss) of its investment. The undersigned represents that it has had the opportunity to ask questions of the Company concerning the Company's business and assets and to obtain any additional information that it considered necessary to verify the accuracy of or to amplify on the Company's disclosures, and that it has had all questions asked by it satisfactorily answered by the Company.

                  The undersigned acknowledges that the securities issuable upon exercise of the Warrant must be held indefinitely unless subsequently registered under the Act or an exemption from such registration is available. The undersigned is aware of the provisions of Rule 144 promulgated under the Act that permit limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for such securities, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the securities, the sale being executed through a "broker's transaction" or in transactions directly with "market makers" (as provided by Rule 144(f)) and the number of securities being sold during any three-month period not exceeding specified limitations.

_________________________                     __________________________________
       (Date)                                 (Name of Warrant Holder)

                                              By:_______________________________

                                              Title:____________________________

                                      -2-